rVue Announces Payoff of Convertible Notes

Streamlines Capital Structure and Prevents Dilutive Issuances of Common Stock

Chicago, IL – April 4, 2016 (Business Wire) -- rVue Holdings, Inc., (OTC Pink: RVUE), a premier advertising technology platform for digital location video, announced that the Company, in two separate transactions, has retired its convertible financing arrangements outstanding with Carebourn Capital, L.P. and Typenex Co-Investment, LLC via payment an aggregate $132,356 in cash and the issuance of eight million shares of common stock.

A recent private placement transaction with Acorn Composite Corp. of approximately $1.5 million provided the capital needed to retire the convertible notes. By paying off the notes, the company will prevent the potential conversion of the remaining balances of each, which would have resulted in dilutive issuances of millions of additional shares of common stock.

Mark Pacchini, President and CEO of rVue, commented, “The retirement of the convertible notes will streamline our capital structure and prevent further dilution for our shareholders. The Acorn financing is a vote of confidence in management and the digital place-based media industry, and we remain optimistic about our ability to grow top-line revenue and reach break-even in the months ahead.”

In July 2015, the Company issued a convertible note to Carebourn for net proceeds of $100,000, due on April 30, 2016, and in a separate transaction, issued a convertible promissory note to Typenex in the principal amount of $252,500, deliverable in four tranches, of which only the first tranche, for $75,000 in net proceeds, was funded. In the event that these notes had not been paid off prior to their respective maturity dates, their terms would have required the issuance of millions of shares of stock to the lenders.

Additional information can be found on the Company’s Form 8-K filed with the Securities and Exchange Commission today.

About rVue

rVue Holdings, Inc. is an advertising technology company providing the digital distribution platform for the Digital Place-Based Advertising industry. The Company connects approximately one million digital screens across 190 networks delivering access to 250 million daily impressions in one simple platform. Backed by the industry's most intuitive and intelligent platform, rVue has the technology, data and expertise to connect brands and targeted consumers where and when it matters most. For more information, please visit http://www.rvue.com.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.

Company Contacts

Mark Pacchini

President and CEO

312-361-3368